UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 2, 2017
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Enterprise Financial Services Corp (the “Company”) with the SEC on February 8, 2017, Peter F. Benoist resigned from the position of Chief Executive Officer (“CEO”) and from the Board of Directors (the “Board”), effective as of May 2, 2017, and James B. Lally succeeded Mr. Benoist as CEO and as a member of the Board. The transition took place at the Company’s 2017 Annual Meeting (defined below).

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 2, 2017 in St. Louis, Missouri (the “2017 Annual Meeting”), the following matters were submitted to a vote of stockholders and the voting results were as follows:

1. Election of Directors: The twelve nominees named in the Company’s 2017 proxy statement were elected to serve a one-year term expiring in 2018 and until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John Q. Arnold	15,076,191	128,512	1,848,562
Michael A. DeCola	14,873,669	331,034	1,848,562
John S. Eulich	15,076,623	128,440	1,848,562
Robert E. Guest, Jr.	14,747,355	457,348	1,848,562
James M. Havel	15,052,263	152,080	1,848,562
Judith S. Heeter	14,929,347	275,356	1,848,562
Michael R. Holmes	15,011,226	193,477	1,848,562
Nevada A. Kent, IV	15,065,951	138,752	1,848,562
James B. Lally	15,076,254	128,449	1,848,562
Eloise E. Schmitz	15,075,173	129,530	1,848,562
Sandra A. Van Trease	15,004,600	200,103	1,848,562
Michael W. Walsh	14,917,785	286,918	1,848,562

2. Ratification of Appointment of Independent Registered Accounting Firm. The appointment of Deloitte & Touche LLP to serve as the Company's independent registered accounting firm for fiscal year 2017 was ratified as follows:

Votes For	Votes Against	Abstain
16,912,077	130,975	10,213

3. Advisory (Non-Binding) Vote of the Compensation of our Named Executive Officers. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Company's 2017 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
15,044,520	142,462	17,721	1,848,562

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	May 8, 2017	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller